SUBSCRIPTION AGREEMENT

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                                 MENTORTECH INC.

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                              Up to 2,045,455 Units

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To:  Mentortech Inc.

     This Subscription Agreement is made by and between Mentortech Inc., a Delaware corporation (the "Company"), and the undersigned prospective purchaser who is subscribing hereby for 1,056,363 units of the Company (the "Units"), at a purchase price of U.S. $1.10 per Unit (the "Purchase Price"), each unit consisting of 2 shares of common stock of the Company, par value of $0.01 per share (the "Common Stock") and one warrant to purchase a share of Common Stock at an exercise price of U.S. $0.55 per warrant (the "Warrants"). Subject to the satisfaction of certain conditions as described in Section 7(d) of the Warrant Agreement by and between the undersigned and the Company dated December 10, 1997, the Warrants are callable at any time the market price of the Common
Stock, as determined by the closing price of the Common Stock on a national securities exchange or the Nasdaq National or SmallCap Market (collectively, "Nasdaq"), or, if the Common Stock is not admitted for trading on an exchange or on Nasdaq, by the closing bid price on the Nasdaq OTC Bulletin Board, has closed at or above U.S. $1.00 for any 20 consecutive trading day period prior to the call. Such call may only be made by the Company within 15 business days after the Common Stock has closed at or above U.S. $1.00 for any such 20 consecutive trading day period. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement relating to the offering (the "Offering") of a minimum of 909,091 Units and up to 2,045,455 Units (the "Private Placement"). The minimum investment is 10,000 Units ($11,000), which minimum amount may be reduced at the discretion of the Company.

     In  consideration  of  the  Company's   agreement  to  sell  Units  to  the
undersigned upon the terms and conditions contained herein, the undersigned agrees and represents as follows:

A.   Sale of Units; Closings

     (1) The undersigned hereby agrees to purchase the number of Units indicated on the cover and signature pages hereto at a purchase price of U.S. $1.10 per Unit. Simultaneously with the execution and delivery of this Subscription Agreement by the undersigned and the Company, the Company shall deliver to the undersigned a stock certificate representing the shares of Common Stock contained in the Units and the Warrants purchased by the undersigned, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company in accordance with the Company's wiring instructions.

     (2) The Company represents that 1,215,000 Units were sold by it on December 5, 1997, pursuant to the Memorandum (as defined below). There may be one or more closings (each a "Closing Date") relating to the balance of 830,455 Units before the final closing of the Offering (the "Final Closing"). The Final Closing shall, in no event, be held later than December 15, 1997.

B.   Representation and Warranties.

     The undersigned hereby represents and warrants to and agrees with the Company as follows:

          (1) The undersigned has been furnished with and has carefully read the Company's Confidential Private Placement Memorandum dated November 19, 1997 (the "Memorandum"), including the exhibits thereto and is familiar with and understands the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, the undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisers the suitability of an investment in the Units for the undersigned's particular tax and financial situation and has determined that the Units being subscribed for by the undersigned are a suitable investment for the undersigned.

          (2) The undersigned acknowledges that all documents, records, and books pertaining to this investment which the undersigned has requested have been made available for inspection by the undersigned, and the undersigned's attorney, accountant or advisers.

          (3) The undersigned and/or the undersigned's adviser(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

          (4) The undersigned is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

          (5) The undersigned: (i) has a pre-existing business relationship with either (a) the Company or any of its officers, directors or controlling persons or (b) the Company's financial advisor, Brean Murray, and (ii) by reason of the business or financial experience of the undersigned or the undersigned's professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate of the Company, directly or indirectly, can be reasonably assumed to have the capacity to protect the undersigned's interests in connection with an investment in the Units.

          (6) If the undersigned is a natural person, the undersigned has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Units for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

          (7) The undersigned or the undersigned's purchaser representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto.

          (8) The undersigned will not sell or otherwise transfer any Units, Common Stock or Warrants without registration of such securities under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption therefrom. The Units, Common Stock and Warrants have not been registered under the Securities Act or under the securities laws of any state. The undersigned represents that the undersigned is purchasing the Units for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act and such "blue sky" laws as may be applicable. The undersigned has not offered or sold any portion of the Units, Common Stock or Warrants being acquired nor does the undersigned have any present intention of dividing such securities with others or of selling, distributing or otherwise disposing of any portion of such securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. The undersigned is aware that except as provided in Section D hereof, the Company has no obligation to register the Units, Common Stock or Warrants subscribed for hereunder, or to make available an exemption from the registration requirements pursuant to Rule 144 or any successor rule for resale of the Units, Common Stock or Warrants.

          (9) Further, the undersigned has carefully read and considered the matters set forth under the caption "Risk Factors" in the Memorandum previously delivered to the undersigned, and has taken full cognizance of and understands all of the risks related to the purchase of the Units. The undersigned's financial condition is such that he is able to bear the risk of holding Units for an indefinite period of time, has adequate means to provide for his current financial needs and contingencies and can risk the loss of his entire investment in the Units.




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



          (10) The undersigned acknowledges that each certificate representing the Common Stock underlying the Units shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT"

          (11) If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of its Units, (b) to delegate authority pursuant to a power of attorney and
     (c) to purchase and hold such Units; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Units, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ("Regulation D") and has submitted information substantiating such individual qualification.

          (12) If the undersigned is a retirement plan or is investing on behalf of a retirement plan, the undersigned acknowledges that investment in the Units poses additional risks including the inability to use losses generated by an investment in the Units to offset taxable income.

C.   Understandings.

          (1) The undersigned understands, acknowledges and agrees with the Company as follows:




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               (a)  No  Federal  or  state   agency  has  made  any  finding  or
          determination as to the accuracy or adequacy of the information provided by the Company to the undersigned in connection with the Offering, or as to the fairness of the terms of this Offering for investment nor any recommendation or endorsement of the Units.

               (b) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Representation Letter.

               (c) The undersigned represents and warrants that it has not incurred any liability for, and is unaware of any claim for, any finders' or brokers' fees or similar payments in connection with the transactions contemplated hereby.

               (d) The undersigned acknowledges that the information as to the Offering is confidential and non-public and agrees that all such information shall be kept in confidence by the undersigned and neither used by the undersigned for the undersigned's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof,
          (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any Subscription Agreement entered into with the Company).

               (e) The representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing Date of the sale of the Units as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Units.

               (f) IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS, COMMON STOCK AND WARRANTS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE OFFERING OR THIS



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



          SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               (g) THE UNITS, COMMON STOCK AND WARRANTS MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE
          SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

               (h) For Residents of Florida:

               IF SALES ARE MADE TO FIVE OR MORE FLORIDA PURCHASERS, EACH PURCHASER MAY VOID THE PURCHASE OF ANY UNITS WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

          (2)  The Company represents to the undersigned as follows:

               (a) Litigation. There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries by or before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the Company's knowledge, threatened against the Company or any subsidiary of the Company (hereinafter a "Subsidiary") or involving the properties or business of the Company or any Subsidiary which, if determined adversely, would, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), or which relate in any way to the validity of the capital stock of the Company or the validity of this Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Material Adverse Effect.

               (b) No event has occurred since September 30, 1997 such that, if such event had occurred during the quarter ended September 30, 1997, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997 would have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


               (c) No stockholder of the Company or other person or entity has any preemptive right of subscription or purchase, right of first refusal or similar right with respect to any capital stock of the Company. Issuance of the Units (including the issuance of the shares of Common Stock and the Warrants comprising such Units and any shares of Common Stock underlying the Warrants) will not result in the issuance of any additional shares of Common Stock or the triggering of any other anti-dilution or similar rights contained in any options, warrants, debentures or other securities, commitments or agreements of the Company. Other than the registration rights granted to the subscribers in the Private Placement, no person or entity has any piggyback registration rights with respect to the Registration Statement or any other registration rights which will be accelerated or become exercisable as a result of the registration rights provided for in this Subscription Agreement.

               (d) The Memorandum does not contain any untrue statement of material fact or omit a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The purchase and sale of all Units on December 5, 1997, was made in compliance with applicable laws.

     D.   Registration Rights; Compliance with the Securities Act.

          (1) The Company shall:

               (a) no later than 45 calendar days following the Final Closing, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering the resale of the Common Stock underlying the Units and issuable upon exercise of the Warrants (hereinafter the "Registrable Shares") by the undersigned from time to time on the Nasdaq OTC Bulletin Board, or on such securities market or system on which the Common Stock shall then be publicly traded, or in privately negotiated transactions;

               (b) use its best efforts, subject to receipt of necessary information from the undersigned, to cause the Registration Statement to become effective as soon as possible thereafter;

               (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act until the later of such time as all of the Registrable Shares have been sold pursuant



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



          thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such Registrable Shares are no longer required to be registered for the unrestricted sale thereof by the Purchasers;

               (d) furnish to the undersigned such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the undersigned may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares held by the undersigned, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the undersigned shall be subject to the receipt by the Company of reasonable assurances from the undersigned that the undersigned will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

               (e) file documents required of the Company for normal blue sky clearance in all states, as required, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section D(1), other than brokerage commissions or placement agent fees and fees and expenses, if any, of counsel or other advisers to the undersigned with respect to the registration and resale of the Registrable Shares; and

               (g) prepare and file additional listing applications for the Registrable Shares on the Nasdaq National or Small Cap Market or other exchange if the Common Stock is admitted for trading on such exchange.

               (h) use its best efforts to have the  Registration  Statement (or
          any  supplement  or  amendment  to  the  Registration   Statement,  if
          applicable) declared effective by the Commission as soon as practicable after the filing thereof, but in no event later than 120 calendar days following the Final Closing (the "First Target Effective Date"). If the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) is not declared effective by the First Target Effective Date, the Company shall use its best efforts to have the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) declared effective by the Commission as soon as practicable after the First Target Effective Date, but in no event later than 180 Calendar days following the Final Closing (the "Second Target Effective Date"). If the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) is not declared effective by the Second Target Effective Date, the Company shall use its best efforts to have the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) declared effective by the Commission as soon as practicable after the Second Target Effective Date, but in no event later than 270 calendar days following the Final Closing (the "Final Target Effective Date"). If the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) has not become effective by the First Target Effective Date, then the undersigned shall be entitled to receive, in addition to any other remedies at law or in equity available to the undersigned, such number of Units equal to 10% of the Units purchased in the Private Placement and held by the undersigned (and to the extent that the Common Stock underlying the Units is not then registered under the Securities Act). If the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) has not become effective by the Second Target Effective Date, then the undersigned shall be entitled to receive, in addition to any other remedies at law or in equity available to the undersigned, such number of Units equal to 10% of the Units purchased in the Private Placement and held by the undersigned (including any Units issued upon the penalty for missing the First Target Effective Date, if any, and to the extent that the Common Stock underlying the Units is not then registered under the Securities Act). If the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) has not become effective by the Final Target Effective Date, then the undersigned shall be entitled to receive, in addition to any other remedies at law or in equity available to the undersigned, such number of Units equal to 10% of the Units purchased in the Private Placement and held by the undersigned (including any Units issued upon the penalty for missing the First Target Effective Date and the Second Target Effective Date, as the case may be, and to the extent that the Common Stock underlying the Units is not then registered under the Securities Act). The Company shall issue and deliver the Units required to be delivered by the Company hereunder to the undersigned within 20 days following the First Target Effective Date, the Second Target Effective Date and the Final Target Effective Date, as the case may be.

          The Company understands that the undersigned disclaims being an underwriter, but the undersigned being deemed an underwriter shall not relieve the Company of any of its obligations hereunder.

          (2) The undersigned agrees that it will not effect any disposition of the Registrable Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section D(1) or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws, and further that as a condition to inclusion of the Registrable Shares in the Registration Statement the undersigned agrees to provide to the Company such information as it may reasonably request in order to include such Registrable Shares in such Registration Statement.

          (3) The undersigned agrees not to make any sale of the Registrable Shares, pursuant to the Registration Statement referred to in this Section D without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. The undersigned acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus. In the event that the Registration Statement has been suspended, the Company shall provide written notice of such suspension to the selling shareholders listed in the Registration Statement. In the event that such Registration Statement is no longer subject to such suspension, the Company shall provide written notice to such selling shareholders that such selling shareholders may thereafter effect sales pursuant to said Registration Statement.

          (4) (a) For the purpose of this Section D(4):

                    (i) the term "Selling  Shareholder" shall mean any person or entity selling Registrable Shares pursuant to the Registration Statement, and any affiliate thereof;

                    (ii) the term  "Registration  Statement"  shall  include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and

                    (iii) the term  "untrue  statement"  shall  mean any  untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject
          (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included herein or in the Registration Statement, and the Company promptly will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished to the

          Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein; provided further, that the indemnification contained in this Section D(4) with respect to any prospectus after it has been amended or supplemented, shall not inure to the benefit of any Selling Shareholder (or any person controlling such Selling Shareholder) from whom the person asserting such loss, claim, damage, or liability shall have purchased Registrable Shares, that are the subject thereof if, after copies thereof have been delivered by the Company to such Selling Shareholder, such Selling Shareholder shall have failed to send or give a copy of the prospectus as then amended or supplemented, as the case may be, to such person at or prior to the confirmation of such sale of such Registrable Shares, to such person, and, if such loss, claim, damage or liability would not have arisen but for the failure of such Selling Shareholder to deliver the same.

               (c) The Selling Shareholder agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Selling Shareholder to comply with its covenants and agreements contained herein, or any untrue statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Selling Shareholder specifically for use in preparation of the Registration Statement, and the Selling Shareholder promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

               (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section D(4), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In the event that the indemnifying party shall have assume the defense of such action, such indemnifying party shall not enter into any compromise or settlement without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or denied.

               (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section D(4) is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company on the one hand and the Selling Shareholder on the other hand shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to in this Section D(4) (including costs of any investigation and legal and other expenses reasonably incurred in connection therewith, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder from any offering of Registerable Shares and the relative fault of the Company and the Selling Shareholder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by the
          Company (including for this purpose information supplied by any officer, director, employee or agent of the Company) or to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for use in the preparation of the Registration Statement or any amendment thereof or supplement thereto, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section D(4)(e) in no case shall the Selling Shareholder be liable or responsible for any amount in excess of the proceeds received by the Selling Shareholder from the sale of the Registerable Shares included in the Registration Statement, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section D(4)(e), each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or
          Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall have the same rights to contribution as the Selling Shareholder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject to the immediately preceding sentence of this Section D(4)(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section D(4)(e), notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action, suit, or proceeding and was materially prejudiced by such omission) from any liability under this Section D(4)(e), but not from any other obligation it or they may have hereunder or other than under this Section D(4)(e). No party shall be liable for contribution with respect to the settlement of any action, suit, proceeding or claim effected without its written consent. The obligations of the Selling Shareholder to contribute pursuant to this Section D(4)(e) are several in proportion to its respective number of Registerable Shares included in the Registration Statement and not joint.

          (5) The restrictions imposed by Sections B(8) and D(2) upon the transferability of the Registrable Shares shall cease and terminate as to any particular Registrable Shares when such Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act.

          (6) So long as the Registration Statement is effective covering the sale of Registrable Shares owned by the undersigned, the Company will furnish to the undersigned upon request;

               (a) any document filed by the Company with the SEC, with the exception of documents for which confidential treatment has been granted by the SEC;

               (b) upon the reasonable request of the Purchaser, any other information concerning the Company that is generally available to the public; and

               (c) an adequate number of copies of the prospectuses relating to the resale of the Registrable Shares to supply to any party requiring such prospectuses.

          (7) With a view to making available to the undersigned the benefit of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the undersigned to sell Common Stock to the public without registration ("Rule 144"), the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to the undersigned, so long as the undersigned owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the undersigned to sell such securities pursuant to Rule 144 without registration.


E.   Miscellaneous.

          (1) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

          (2) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

          (3) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:
     (i) if to the Company, at Mentortech Inc., 462 Seventh Avenue, New York, New York 10018, phone: (212) 736-5870, Attention: Chief Executive Officer,
     (ii) if to the undersigned, at the address for correspondence set forth in the Representation Letter, or at such other address as may have been specified by written notice given in accordance with this Section E(3).

          (4) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

          (5) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the state of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon the undersigned and the Company, and their respective heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the parties hereto, and their respective successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

F.   Execution of Agreement by Power of Attorney.

     THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS SIGNED THIS SUBSCRIPTION AGREEMENT ON THE UNDERSIGNED'S OWN BEHALF, AND NOT BY POWER OF ATTORNEY, UNLESS SUCH POWER OF ATTORNEY EXPRESSLY PROVIDES FOR THE FURTHER DELEGATION OF SUCH POWER OF ATTORNEY BY THE HOLDER THEREOF AND, IN SUCH EVENT, THE UNDERSIGNED REPRESENTS THAT ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF SUCH POWER OF ATTORNEY.



G.   Signature.

     The signature page of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page".

                              REPRESENTATION LETTER

To:  Mentortech Inc. (the "Company")

     In connection with the purchase by the undersigned purchaser (the "Purchaser") of Units of the Company (the "Units") for a purchase price of U.S. $1.10 per Unit, each Unit consisting of 2 shares of common stock of the Company, par value of $0.01 per share (the "Common Stock") and one warrant to purchase a share of Common Stock at an exercise price of U.S. $0.55 per warrant (the "Warrants") and, subject to the satisfaction of certain conditions as described in Section 7(d) of the Warrant Agreement by and between the undersigned and the Company dated December 10, 1997, such Warrants being callable by the Company at any time the market price of the Common Stock, as determined by the closing price of the Common Stock on a national securities exchange or the Nasdaq National or SmallCap Market (collectively, "Nasdaq"), or, if the Common Stock is not admitted for trading on an exchange or on Nasdaq, by the closing bid price on the Nasdaq OTC Bulletin Board, has closed at or above U.S. $1.00 for any 20 consecutive trading day period prior to the call, such call only being made by the Company within 15 business days after the Common Stock has closed at or above U.S. $1.00 for any such 20 consecutive trading day period, we confirm and agree as follows:

          (a) The following information regarding the Purchaser is true and correct as of the date hereof:

Name:


--------------------------------------------------------------------------------
Social Security or Taxpayer Identification Number:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
                               (Number and Street)


--------------------------------------------------------------------------------
       (City)                 (State)                     (Zip Code)

Telephone Number:


--------------------------------------------------------------------------------
              Area Code)                                (Number)

Type of Purchaser:

[ ]  Individual               [ ]  Corporation

[ ]  Trust                    [ ]  Retirement Plan

[ ]  Partnership


          (b) we are authorized to consummate the purchase of the Units;

          (c) we are purchasing the Units and will acquire the Common Stock and Warrants underlying the Units for our own account (or for accounts as to which we exercise investment discretion and have authority to make and do make the statements contained in this Representation Letter), and not with a view to any resale, distribution or other disposition of such securities, or any part thereof in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject, nevertheless, to the disposition of our property being at all times within our control;

          (d) we agree that if we decide to offer, sell or otherwise transfer, pledge or hypothecate, or otherwise dispose of all or any part of the Units, the Common Stock and the Warrants we will not offer, sell or otherwise transfer, pledge or hypothecate or otherwise dispose of any of them (other than pursuant to an effective registration statement under the Securities Act 1933, as amended (the "Securities Act")), directly or indirectly unless:

               (i) the disposition is to the Company; or

               (ii) the disposition is made pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder if available; or

               (iii) the disposition is made in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and we have furnished to the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company to that effect;

          (e) we understand and acknowledge that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the certificates representing the Units, the Common Stock and the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the form of the following:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT";

          (f) we have been afforded the opportunity (i) to ask such questions as we have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units, and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents; and

          (g) (i) we are an "accredited investor" within the meaning of Rule 501(a) under the Securities Act as set forth in Exhibit A to this Representation Letter, and by reason of our business and financial experience and the business and financial experience of those persons we retain to advise us with respect to investment in the Units we, together with our advisors, have such knowledge, sophistication and experience in business and financial matters that we are capable of evaluating the merits and risks of the prospective investment; or (ii) we acknowledge that we have received the information contained in the Company's Registration Statement on Form SB-2, as amended, dated October 14, 1997 and the Company's Confidential Private Placement Memorandum, dated November 19, 1997, which includes a description of the securities being offered hereby and the use of proceeds of the offering.

     We acknowledge that the representations and warranties and agreements contained herein are made by us with the intent that they may be relied upon by you in determining our eligibility or (if applicable) the eligibility of others on whose behalf we are contracting hereunder to purchase the Units. We further agree that by accepting the Units we shall be representing and warranting that the foregoing representations and warranties are true as at the closing time with the same force and effect as if they had been made by us at the closing time and that they shall survive the purchase by us of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by us of the Units.

     You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                 MENTORTECH INC.

                                 SIGNATURE PAGE

     Your signature on this Signature Page evidences the agreement by the undersigned Purchaser to be bound by the Subscription Agreement and the Representation Letter.

     1. The undersigned hereby represents that (a) the information contained in this Representation Letter is complete and accurate and (b) the undersigned Purchaser will notify the Company (contact at the telephone number contained on page 9 hereof) immediately if any material change in any of this information occurs before the acceptance of the undersigned Purchaser's subscription and will promptly send the Company written confirmation of such change.

     2. The undersigned Purchaser hereby certifies that it has read and understands this Subscription Agreement.

     3. The undersigned Purchaser hereby represents and warrants that he or she is an individual acting in his or her own capacity or that the person signing this Subscription Agreement on behalf of the Purchaser has been duly authorized by the Purchaser to acquire the Units and sign this Subscription Agreement on behalf of the Purchaser and, further, that the undersigned Purchaser has all requisite authority to purchase such Units and enter into this Subscription Agreement.


 --------------------------                 ----------------------------
      Number of Units                                   Date


                                            ----------------------------
                                                 Name of Purchaser
                                                 (Please Type or Print)


                                       By:     _________________________________
                                                         (Signature)

                                       Name:   ________________________________
                                                      (Please Type or Print)

                                       Title:  _________________________________

                                            Accepted  and Agreed as of
                                            this _____ day of December, 1997.


                                            MENTORTECH INC.


                                            By: _____________________________
                                                    Roy Machnes
                                                    President and CEO


     THE UNITS, COMMON STOCK AND WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL TO THE COMPANY, HAS BEEN DELIVERED TO THE EFFECT THAT REGISTRATION OF SUCH SECURITIES IS NOT REQUIRED.

                                    Exhibit A


1. Accredited Investor (defined in Rule 501(a) of Securities and Exchange Commission ("SEC") Regulation D) means any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     Please initial next to the portion of the definition applicable to you:

     (a)  any bank as defined in Section  3(a)(2) of the Securities  Act, or any savings  and loan  association  or other  institution  as  defined  in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act, any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the "ICA") or a business development company as defined in Section 2(a)(48) of the ICA; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any, agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or, if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (b) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (c) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (d) any director, executive officer, or general partner of the Company or any director, executive officer, or general partner of a general partner of the Company;

     (e) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;



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a    (f)  any natural person who had an individual  income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (g) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); and

     (h)  any entity in which all of the equity owners are Accredited Investors.

     (i) any entity (or person) that has received the information contained in the Company's Registration Statement on Form SB-2, as amended, dated October 14, 1997 and the Company's Confidential Private Placement Memorandum, dated November 19, 1997, which includes a description of the securities being offered hereby and the use of proceeds of the offering.

     The Investor must initial beside the portion of the above definition applicable to it.














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                             W-9 TO BE INSERTED HERE














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